UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

Xoom Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35801	94-3401054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Bush Street, Suite 300

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 777-4800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

Xoom Corporation (the “Company”) entered into an office lease agreement (the “Lease”) dated December 20, 2013 with Metropolitan Life Insurance Company to lease approximately 53,017 square feet (the “Premises”) of an office building located at 425 Market Street, San Francisco, California (the “Building”).

The 120-month term of the Lease (the “Term”) is expected to commence on July 1, 2014. Rent will be paid on a monthly basis and will increase incrementally from $229,740.33 per month to $286,914.20 per month through the end of the Term. In connection with the entry into the Lease, the Company is obligated to deliver a letter of credit to the Landlord in the amount of $3,890,949.00.

The Company has the option to extend the term of the Lease for an additional five year period at the then prevailing market rate. The Company also has the right to sublease, assign or transfer the Premises, subject to certain terms and conditions.

The foregoing summary is qualified in its entirety by reference to the Lease, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

10.1	Office Lease by and between Metropolitan Life Insurance Company and Xoom Corporation, dated December 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2013

XOOM CORPORATION

By:	/s/ John Kunze
John Kunze
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1	Office Lease by and between Metropolitan Life Insurance Company and Xoom Corporation, dated December 20, 2013.